                    Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FIRST QUARTER 2022 RESULTS

•First Quarter Revenues from Continuing Operations Totaled $453 Million

•Q1 GAAP Operating Income from Continuing Operations of $8 Million and Adjusted EBITDA Totaled $49 Million; Performance Consistent with Guidance For the Quarter

•Q1 GAAP Loss Per Share from Continuing Operations of $0.09 and Adjusted Loss Per Share of $0.01

•Full Year 2022 Adjusted EBITDA Guidance Narrowed to Range of $250 Million to $265 Million; Free Cash Flow is Now Projected to be Between $25 Million and $40 Million; Changes Reflect Increased Inflation and Higher Interest Spending

CAMP HILL, PA (May 3, 2022) - Harsco Corporation (NYSE: HSC) today reported first quarter 2022 results. On a U.S. GAAP ("GAAP") basis, first quarter of 2022 diluted loss per share from continuing operations was $0.09. Adjusted diluted loss per share from continuing operations in the first quarter of 2022 was $0.01. These figures compare with a first quarter of 2021 GAAP diluted loss per share from continuing operations of $0.02 and adjusted diluted earnings per share from continuing operations of $0.11.

GAAP operating income from continuing operations for the first quarter of 2022 was $8 million. Adjusted EBITDA totaled $49 million in the quarter, compared to the Company's previously provided guidance range of $47 million to $52 million.

“Despite Harsco facing a challenging operating environment marked by increased inflationary pressures, we met our first quarter guidance," said Chairman and CEO Nick Grasberger. "These results reflect the ongoing commitment of all Harsco employees to deliver value to our customers, by solving their most pressing environmental challenges. As the global economy continues to grow and sustainability goals remain a focus, Harsco is poised to benefit as a leading provider of recycling and material re-use solutions within industrial markets.

“Looking forward, underlying demand within most key markets remains firm, including the steel industry. The global steel market is in the process of rebalancing as a result of the Russia-Ukraine conflict, and we anticipate limited impacts over time given the diversity of our portfolio. Meanwhile, continued high inflation as well as supply-chain and labor-market tightness remain concerns, particularly in the U.S. Internal actions are underway to mitigate these impacts and we remain confident that each of our businesses is positioned to deliver operating results growth in 2022.”

Harsco Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2022	Q1 2021
Revenues	$453	$447
Operating income from continuing operations - GAAP	$8	$19
Diluted EPS from continuing operations - GAAP	$(0.09)	$(0.02)
Adjusted EBITDA	$49	$59
Adjusted EBITDA margin	10.8%	13.1%
Adjusted diluted EPS	$(0.01)	$0.11
Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated First Quarter Operating Results
Consolidated revenues from continuing operations were $453 million, an increase of 1 percent compared with the prior-year quarter. Environmental and Clean Earth each realized a slight increase in revenues compared to the first quarter of 2021, reflecting continued demand growth for environmental solutions across the Company. Foreign currency translation negatively impacted first quarter 2022 revenues by approximately $7 million compared with the prior-year period.

GAAP operating income from continuing operations was $8 million for the first quarter of 2022, compared with $19 million in the same quarter of 2021. Meanwhile, adjusted EBITDA totaled $49 million in the first quarter of 2022 versus $59 million in the first quarter of the prior year. Both Environmental and Clean Earth experienced lower adjusted EBITDA relative to the prior year as was anticipated.

First Quarter Business Review

Environmental

($ in millions)	Q1 2022	Q1 2021
Revenues	$262	$258
Operating income - GAAP	$18	$26
Adjusted EBITDA	$48	$54
Adjusted EBITDA margin	18.4%	20.8%

Environmental revenues totaled $262 million in the first quarter of 2022, an increase of 2 percent compared with the prior-year quarter. This increase is attributable to higher demand for mill services and favorable commodities pricing, partially offset by FX translation impacts (FX-adjusted growth was 4 percent). The segment's GAAP operating income and adjusted EBITDA totaled $18 million and $48 million, respectively, in the first quarter of 2022. These figures compare with GAAP operating income of $26 million and adjusted EBITDA of $54 million in the prior-year period. The year-on-year change in adjusted earnings, as anticipated, reflects a less favorable mix of services, cost inflation pressures and FX translation. Also, this year-on-year comparison is impacted by the recovery of Brazil sales taxes which were greater in the prior-year quarter.

Clean Earth

($ in millions)	Q1 2022	Q1 2021
Revenues	$191	$189
Operating income (loss) - GAAP	$(1)	$3
Adjusted EBITDA	$10	$15
Adjusted EBITDA margin	5.3%	7.7%

Clean Earth revenues totaled $191 million in the first quarter of 2022, a modest increase over the prior-year quarter. The segment GAAP operating loss was $1 million and adjusted EBITDA totaled $10 million in the first quarter of 2022. These figures compare with $3 million of operating income and adjusted EBITDA of $15 million, respectively, in the prior-year period. The change in adjusted earnings is mainly attributable to significant cost inflation (principally transportation and containers costs), most of which is related to a price-cost mismatch and is anticipated to be addressed through price increases and surcharges, as well as labor and material processing constraints.

Cash Flow
Net cash used by operating activities totaled $34 million in the first quarter of 2022, compared with net cash used by operating activities of $23 million in the prior-year period. Free cash flow (without Rail) was $(29) million in the first quarter of 2022, compared with $(16) million in the prior-year period. The change in free cash flow compared with the prior-year quarter is principally related to higher capital expenditures (due to timing) and the change in cash earnings.

2022 Outlook
The Company has updated its 2022 guidance to reflect heightened inflation challenges, related to transportation and container costs, as well as ongoing labor-market tightness. These impacts are most pronounced in the U.S. and within the Company's Clean Earth segment. Internal actions are underway to mitigate these challenges, including through commercial efforts and cost reductions. Otherwise, the 2022 segment outlook is largely unchanged and the Company continues to anticipate that both business segments will realize earnings improvement during the year.

Summary Outlook highlights are as follows:

2022 Full Year Outlook (Continuing Operations)	Current	Prior
GAAP Operating Income	$81 - $96 million	$85 - $105 million
Adjusted EBITDA	$250 - $265 million	$255 - $275 million
GAAP Diluted Earnings Per Share	$0.02 - 0.10	$0.15 - 0.32
Adjusted Diluted Earnings Per Share	$0.35 - 0.44	$0.50 - 0.66
Free Cash Flow	$25 - $40 million	$30 - $50 million
Net Interest Expense	$68 - $70 million	$61 - $63 million
Pension Income (Non-Operating)	$10 million	unchanged
Net Capital Expenditures	$125 - $130 million	unchanged
Effective Tax Rate, Excluding Any Unusual Items	59 - 60%	37 - 38%

Q2 2022 Outlook (Continuing Operations)
GAAP Operating Income	$17 - $22 million
Adjusted EBITDA	$59 - $64 million
GAAP Diluted Earnings Per Share	$(0.01) - 0.03
Adjusted Diluted Earnings Per Share	$0.07 - 0.11

Discontinued Operations
Harsco continues to anticipate the divestiture of Rail will occur in 2022. In the first quarter, Harsco recorded unusual items for Rail which totaled $35 million for estimated future costs to complete three European fixed-price contracts. These contract charges are in addition to those recorded in the fourth quarter of 2021 and relate to additional supply-chain challenges that have increased anticipated costs and delayed operational progress, resulting in penalties, under these contracts. As a result, Rail incurred an operating loss ($36 million) for the quarter.

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (833) 651-7826 or (414) 238-0989. Enter Conference ID number 8496681.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company's ability to negotiate, complete, and integrate strategic transactions; (13) failure to conduct and complete a satisfactory process for the divestiture of the Rail division, as announced on November 2, 2021; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES

Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and transaction-related expenditures. The Company's management believes that Free cash flow is meaningful to investors because management reviews Free cash flow for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. Free cash flow excludes the former Harsco Rail Segment since the segment is reported as discontinued operations. This presentation provides a basis for comparison of ongoing operations and prospects.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams. Based in Camp Hill, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	March 31
(In thousands, except per share amounts)	2022	2021
Revenues from continuing operations:
Service revenues	$418,435	$414,339
Product revenues	34,362	32,926
Total revenues	452,797	447,265
Costs and expenses from continuing operations:
Cost of services sold	346,357	329,853
Cost of products sold	30,662	27,514
Selling, general and administrative expenses	69,153	71,614
Research and development expenses	56	157
Other (income) expenses, net	(1,179)	(991)
Total costs and expenses	445,049	428,147
Operating income from continuing operations	7,748	19,118
Interest income	644	547
Interest expense	(15,092)	(16,256)
Unused debt commitment fees, amendment fees and loss on extinguishment of debt	(532)	(5,258)
Defined benefit pension income	2,410	3,934
Income (loss) from continuing operations before income taxes and equity income	(4,822)	2,085
Income tax benefit (expense) from continuing operations	(1,221)	(2,101)
Equity income (loss) of unconsolidated entities, net	(131)	(119)
Income (loss) from continuing operations	(6,174)	(135)
Discontinued operations:
Income (loss) from discontinued businesses	(39,097)	3,364
Income tax benefit (expense) from discontinued businesses	6,591	(1,664)
Income (loss) from discontinued operations, net of tax	(32,506)	1,700
Net income (loss)	(38,680)	1,565
Less: Net income attributable to noncontrolling interests	(1,159)	(1,430)
Net income (loss) attributable to Harsco Corporation	$(39,839)	$135
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(7,333)	$(1,565)
Income (loss) from discontinued operations, net of tax	(32,506)	1,700
Net income (loss) attributable to Harsco Corporation common stockholders	$(39,839)	$135
Weighted-average shares of common stock outstanding	79,363	79,088
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.09)	$(0.02)
Discontinued operations	(0.41)	0.02
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.50)	$0.00
Diluted weighted-average shares of common stock outstanding	79,363	79,088
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.09)	$(0.02)
Discontinued operations	(0.41)	0.02
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.50)	$0.00

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31 2022	December 31 2021
ASSETS
Current assets:
Cash and cash equivalents	$85,216	$82,908
Restricted cash	4,337	4,220
Trade accounts receivable, net	385,871	377,881
Other receivables	26,128	33,059
Inventories	76,854	70,493
Prepaid expenses	32,393	31,065
Current portion of assets held-for-sale	268,590	265,413
Other current assets	13,096	9,934
Total current assets	892,485	874,973
Property, plant and equipment, net	654,765	653,913
Right-of-use assets, net	96,007	101,576
Goodwill	878,935	883,109
Intangible assets, net	393,733	402,801
Deferred income tax assets	18,207	17,883
Assets held-for-sale	66,518	71,234
Other assets	50,809	48,419
Total assets	$3,051,459	$3,053,908
LIABILITIES
Current liabilities:
Short-term borrowings	$7,292	$7,748
Current maturities of long-term debt	17,379	10,226
Accounts payable	189,896	186,126
Accrued compensation	41,780	48,165
Income taxes payable	4,085	6,378
Current portion of operating lease liabilities	25,055	25,590
Current portion of liabilities of assets held-for-sale	168,412	161,999
Other current liabilities	139,661	155,159
Total current liabilities	593,560	601,391
Long-term debt	1,422,384	1,359,446
Retirement plan liabilities	73,710	93,693
Operating lease liabilities	69,563	74,571
Liabilities of assets held-for-sale	8,326	8,492
Environmental liabilities	27,565	28,435
Deferred tax liabilities	26,832	33,826
Other liabilities	48,424	48,284
Total liabilities	2,270,364	2,248,138
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	145,261	144,883
Additional paid-in capital	218,779	215,528
Accumulated other comprehensive loss	(547,649)	(560,139)
Retained earnings	1,754,671	1,794,510
Treasury stock	(848,254)	(846,622)
Total Harsco Corporation stockholders’ equity	722,808	748,160
Noncontrolling interests	58,287	57,610
Total equity	781,095	805,770
Total liabilities and equity	$3,051,459	$3,053,908

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended March 31
(In thousands)	2022	2021
Cash flows from operating activities:
Net income (loss)	$(38,680)	$1,565
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	33,604	32,748
Amortization	8,586	8,967
Deferred income tax (benefit) expense	(4,275)	(3,421)
Equity in (income) loss of unconsolidated entities, net	131	119
Dividends from unconsolidated entities	178	—
Loss on early extinguishment of debt	—	2,668
Other, net	259	1,128
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(15,364)	(16,446)
Income tax refunds receivable, reimbursable to seller	7,687	—
Inventories	(4,610)	407
Contract assets	4,843	(19,070)
Right-of-use assets	7,076	6,768
Accounts payable	1,655	(8,592)
Accrued interest payable	(7,393)	(7,320)
Accrued compensation	(5,692)	(1,541)
Advances on contracts	(7,808)	(9,698)
Operating lease liabilities	(7,063)	(6,750)
Retirement plan liabilities, net	(14,519)	(19,267)
Other assets and liabilities	7,070	14,562
Net cash provided by operating activities	(34,315)	(23,173)
Cash flows from investing activities:
Purchases of property, plant and equipment	(32,958)	(27,382)
Proceeds from sales of assets	5,976	3,862
Expenditures for intangible assets	(54)	(68)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	1,061	(1,427)
Payments for settlements of interest rate swaps	(1,062)	—
Other investing activities, net	124	46
Net cash used by investing activities	(26,913)	(24,969)
Cash flows from financing activities:
Short-term borrowings, net	2,051	575
Current maturities and long-term debt:
Additions	72,005	434,873
Reductions	(2,566)	(374,530)
Stock-based compensation - Employee taxes paid	(1,377)	(2,485)
Payment of contingent consideration	(6,915)	—
Deferred financing costs	—	(6,525)
Other financing activities, net	—	(400)
Net cash provided (used) by financing activities	63,198	51,508
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	455	(710)
Net increase (decrease) in cash and cash equivalents, including restricted cash	2,425	2,656
Cash and cash equivalents, including restricted cash, at beginning of period	87,128	79,669
Cash and cash equivalents, including restricted cash, at end of period	$89,553	$82,325

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	March 31, 2022		March 31, 2021
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$262,051	$18,267	$257,986	$25,935
Harsco Clean Earth	190,746	(1,297)	189,279	3,178
Corporate		(9,222)	—	(9,995)
Consolidated Totals	$452,797	$7,748	$447,265	$19,118

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended
	March 31
	2022	2021
Diluted earnings (loss) per share from continuing operations as reported	$(0.09)	$(0.02)
Corporate unused debt commitment fees, amendment fees and loss on extinguishment of debt (a)	0.01	0.07
Corporate strategic costs (b)	(0.01)	—
Harsco Clean Earth Segment severance costs (c)	—	—
Taxes on above unusual items (d)	—	(0.01)
Adjusted diluted earnings per share, including acquisition amortization expense	(0.09)	0.03	(f)
Acquisition amortization expense, net of tax (e)	0.08	0.08
Adjusted diluted earnings per share	$(0.01)	$0.11
(a)Costs at Corporate related amending the Company's existing Senior Secured Credit Facilities to increase certain levels set forth in the total net leverage ration covenant (Q1 2022 $0.5 million pre-tax) and costs associated with amending the Company's existing Senior Secured Credit Facilities to establish a New Term Loan the proceeds of which were used to repay in full the outstanding Term Loan A and Term Loan B, to extend the maturity date of the Revolving Credit Facility and to increase certain levels set forth in the total net leverage ratio covenant (Q1 2021 $5.3 million pre-tax).
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies including relocation of the Company's headquarters (Q1 2022 $(0.4) million pre-tax).
(c)Severance and related costs incurred in the Harsco Clean Earth Segment (Q1 2022 $0.3 million pre-tax).
(d)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(e)Acquisition amortization expense was $7.9 million pre-tax and $8.1 million pre-tax for Q1 2022 and Q1 2021, respectively, and after-tax was $6.2 million and $6.5 million for Q1 2022 and Q1 2021, respectively.
(f)Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending June 30		Projected Twelve Months Ending December 31
	2022		2022
	Low	High	Low	High
Diluted earnings per share from continuing operations	$(0.01)	$0.03	$0.02	$0.10
Corporate strategic costs	—	—	0.01	0.01
Harsco Clean Earth Segment severance costs	—	—	0.01	0.01
Taxes on above unusual items	—	—	(0.01)	(0.01)
Adjusted diluted earnings per share, including acquisition amortization expense	(0.01)	0.03	0.03	0.11
Estimated acquisition amortization expense, net of tax	0.08	0.08	0.32	0.32
Adjusted diluted earnings per share	$0.07	$0.11	$0.35	$0.44	(b)
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Corporate	Consolidated Totals
Three Months Ended March 31, 2022:
Operating income (loss) as reported	$18,267	$(1,297)	$(9,222)	$7,748
Corporate strategic costs	—	—	(448)	(448)
Harsco Clean Earth Segment severance costs	—	300	—	300
Operating income (loss) excluding unusual items	18,267	(997)	(9,670)	7,600
Depreciation	28,072	5,101	431	33,604
Amortization	1,828	6,075	—	7,903
Adjusted EBITDA	48,167	10,179	(9,239)	49,107
Revenues as reported	$262,051	$190,746		$452,797
Adjusted EBITDA margin (%)	18.4%	5.3%		10.8%

Three Months Ended March 31, 2021:
Operating income (loss) as reported	$25,935	$3,178	$(9,995)	$19,118
Depreciation	25,717	5,337	483	31,537
Amortization	2,048	6,083	—	8,131
Adjusted EBITDA	53,700	14,598	(9,512)	58,786
Revenues as reported	$257,986	$189,279		$447,265
Adjusted EBITDA margin (%)	20.8%	7.7%		13.1%

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended March 31
(In thousands)	2022	2021
Consolidated income (loss) from continuing operations	$(6,174)	$(135)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	131	119
Income tax (benefit) expense	1,221	2,101
Defined benefit pension income	(2,410)	(3,934)
Unused debt commitment, amendment fees and loss on extinguishment of debt	532	5,258
Interest expense	15,092	16,256
Interest income	(644)	(547)
Depreciation	33,604	31,537
Amortization	7,903	8,131

Unusual items:
Corporate strategic costs	(448)	—
Harsco Clean Earth Segment severance costs	300	—
Adjusted EBITDA	$49,107	$58,786

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending June 30				Projected Twelve Months Ending December 31
	2022				2022
(In millions)	Low		High		Low		High
Consolidated income from continuing operations	$1		$5		$9		$17

Add back (deduct):
Income tax (income) expense	1		3		13		22
Net interest	17		16		70		68
Defined benefit pension income	(3)		(3)		(10)		(10)
Depreciation and amortization	42		42		167		167

Unusual items:
Corporate strategic costs	—		—		1		1
Harsco Clean Earth Segment severance costs	—		—		1		1
Consolidated Adjusted EBITDA	$59	(b)	$64	(b)	$250	(b)	$265
(a) Excludes Harsco Rail Segment
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2022	2021
Net cash used by operating activities	$(34,315)	$(23,173)
Less capital expenditures	(32,958)	(27,382)
Less expenditures for intangible assets	(54)	(68)
Plus capital expenditures for strategic ventures (a)	328	872
Plus total proceeds from sales of assets (b)	5,976	3,862
Plus transaction-related expenditures (c)	878	14,084
Harsco Rail free cash flow deficit	31,321	15,684
Free cash flow	$(28,824)	$(16,121)
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited) (a)
	Projected Twelve Months Ending December 31
	2022
(In millions)	Low	High
Net cash provided by operating activities	$150	$170
Less net capital expenditures	(125)	(130)
Free cash flow	25	40

(a) Excludes former Harsco Rail Segment